LIMITED POWER OF ATTORNEY
Know all by these present that the undersigned hereby constitutes and appoints each of Amy M. Batten, Heyward D. Armstrong and Tyler J. Cook, or any of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney in fact to:
(1) prepare, execute in the undersigned's name, and submit to the U.S.
Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto,
and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports or other filings required by the Securities Act of 1933 (the "Securities Act"), the
Securities Exchange Act of 1934 (the "Exchange Act"), the Investment Company
Act of 1940, as amended (the "Investment Company Act") or any rule or regulation of the SEC;
(2) execute for and on behalf of the undersigned, with respect to any securities of BMC Fund, Inc., (i) Forms 3, 4, and 5 (including amendments thereto) in accordance with Section 16(a) of the Exchange Act and/or Section 30(h) of the
Investment Company Act and the rules thereunder, (ii) Form 144 in accordance with Rule 144 under the Securities Act, and (iii) Schedules 13D and 13G
(including amendments thereto) in accordance with Sections 13(d) and 13(g) of the
Exchange Act and the rules thereunder;
(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5
(including amendments thereto), Form 144, or Schedule 13D or 13G (including amendments thereto) and timely file such form with the SEC and any stock exchange
or similar authority; and
(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the
best interest of, or legally required of, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned
pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney
in fact's discretion.
The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary,
or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if
personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's
substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with the Securities Act, the Exchange Act or the
Investment Company Act.
The undersigned hereby revokes any and all prior powers of attorney executed for this purpose. This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5
(including amendments thereto), Form 144, and Schedules 13D and 13G (including amendments thereto) with respect to the undersigned's holdings of and transactions in securities, unless earlier revoked by the undersigned in a signed writing
delivered to each of the foregoing attorneys in fact.
IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 15th day of February, 2021.
By: /s/ Terri Kenefsky
    Terri Kenefsky